Exhibit 10.29

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Such redacted portions have been replaced with “[***]” in this Exhibit. An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

Heads of Agreement

Clinical Micro Sensors, Inc. d/b/a GenMark Diagnostics, Inc. (“GenMark”)

and Advanced Liquid Logic, Inc. (“ALL”)

March 30, 2012

1. Definitions

a. Licensed IP	All intellectual property owned or controlled by ALL, including patents and know-how, necessary or useful to make, have made, use, sell, offer for sale, or import Licensed Products in the Field.

b. Licensed Product	Any product for use in Diagnostic Testing, including instruments and consumables, the manufacture, use, sale, offer for sale, or importation of which, would (but for a license from ALL) infringe a valid patent claim of the Licensed IP.

c. Territory	Worldwide

d. Field	Protein Analyte Field and Molecular Analyte Field, and subject to exercise of the option described in 2c below, the Other Analyte Field.

(i) Protein Analyte Field	Human in-vitro Diagnostic testing using Genmark e-Detection of protein and/or peptide analytes.

(ii) Molecular Analyte Field	Human in-vitro Diagnostic testing using Electrochemical Detection of DNA, RNA or other nucleotide sequence analytes, excluding detection utilizing Sequencing (to be defined).

(iii) Other Analyte Field	Human in-vitro Diagnostic testing using Genmark e-Detection of analytes other than: (i) proteins and/or peptides and (ii) DNA, RNA or other nucleotide sequences.

e. Electrochemical Detection	Use of at least two electrodes to apply potential and measure current produced by a chemical reaction occurring in a liquid in contact with the electrodes. For the sake of clarity, Electrochemical Detection excludes detection methods which involve detection or measurement of conductivity, impedance or capacitance of a droplet, a portion of a droplet, or the contents of a droplet, as well as electrochemilimenescence and optical means of detection.

f. GenMark e-Detection	Detection of an analyte based on a Complex where the Electrochemical Label is detected using Electrochemical Detection.

g. Complex	Complex comprising a capture ligand coupled to an electrode surface, a target analyte, and an Electrochemical Label

h. Electrochemical Label	Moieties that function in a Complex to produce an electrical signal (detected by the electrode) by oxidation or reduction of the moiety, including metal complexes of iron, ruthenium, and osmium. For the sake of clarity, Electrochemical Label specifically excludes enzymatic labels (except as provided in the nonexclusive license granted in 2.c.) and labels that function by releasing hydrogen ions.

i. Diagnostic	Testing for the purpose of diagnosis, prognosis, monitoring, screening or predicting a disease or condition in a human, or selecting a therapeutic or prophylactic regimen; excluding screening of newborn infants for metabolic or other disorders in fields other than in the Molecular Analyte Field using GenMark e-Detection.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

j. Collaboration Inventions	All inventions and know-how (whether or not patentable) that are first invented (as that term is defined under U.S. Patent Laws) as a direct result of activities undertaken under the Development Plan, including activities performed by a third party on a party’s behalf.

k. Other Terms	Capitalized terms not defined herein will be defined in the Definitive Agreements.

2. Licenses	The following licenses will be granted only upon execution of the Definitive Agreements:

a. GenMark e-Detection Technology	Exclusive license, under the Licensed IP, to make, have made, use, sell, offer for sale, and import for use in the Protein Analyte Field and Molecular Analyte Field those Licensed Products utilizing GenMark e-Detection in the Territory.

b. [***] Molecular Diagnostics	Exclusive license, under the Licensed IP, to make, have made, use, sell, offer for sale, and import for use in the Molecular Analyte Field those Licensed Products utilizing Electrochemical Detection [***] in the Territory.

c. Enzyme Labels	Nonexclusive license, under the Licensed IP, to make, have made, use, sell, offer for sale, and import for use in the Protein Analyte Field those Licensed Products utilizing Electrochemical Detection [***] in the Territory where the Electrochemical Label is an enzyme.

d. Option for Other Analyte Field	GenMark shall have the option to obtain an exclusive license, under the Licensed IP, to make, have made, use, sell, offer for sale, and import for use in the Other Analyte Field those Licensed Products utilizing GenMark e-Detection in the Territory. Such option shall be exercisable at any time within [***] ([***]) years of the effective date of the Definitive Agreements upon (i) the payment by GenMark of $[***] and (ii) the agreement to pay a one-time $[***] milestone payment upon reaching $[***] of net sales of consumable Licensed Products for use in the Other Analyte Field.

3. Right of First Refusal	Following execution of the Definitive Agreements:

a. [***] Molecular Diagnostics	ALL grants GenMark a one-year right of first refusal to obtain a right or license under the Licensed IP in the Molecular Analyte Field for products using Electrochemical Detection [***].

b. Other In-Vitro Diagnostics	For a period of [***] years, ALL will notify GenMark prior to licensing a third party for products in human in-vitro Diagnostic testing using Electrochemical Detection for targets outside the Protein Analyte Field and the Molecular Analyte Field, excluding detection utilizing Sequencing (to be defined).

4. Payments

a. Equity Investment	• $[***] shares of ALL preferred stock at signing of the Definitive Agreements (as defined below), subject to due diligence, terms and a price to be agreed

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

•   Rights to participate in future financing

•   Terms of the equity investment will be substantially equivalent to ALL’s series E, or if no series E has been issued, ALL’s series D, and will include an anti-dilution feature whereby GenMark will be awarded (at no cost to GenMark) more shares if there is a subsequent financing at lower per-share price than the per-share price paid by GenMark.

b. Cash Payments

(i) Initial Payment	$[***] at signing of the Definitive Agreements

(ii) Milestone Driven Non-Equity Payments	$[***] based on development milestones to be agreed, payments to be spread across the development period

5. Royalties on Instrument Licensed Products

[***]% of net capital sales of instrument Licensed Products

a. Revenue Sharing	The Definitive Agreements will include provisions protecting against shifting of sales revenue from Licensed Products to non-royalty bearing products.

6. Product Development	Following execution of the Definitive Agreements:

a. Management	A Joint Development Committee (“JDC”), consisting of representatives from GenMark and ALL, will be formed for the purpose of monitoring progress of under the Development Plan (as defined below), and coordinate resources and efforts.

b. Development Plan	ALL shall perform certain activities supporting the development of Licensed Products utilizing ALL’s proprietary electrowetting according to a “Development Plan.” An initial Development Plan will be appended to the Definitive Agreement and will describe the activities to be undertaken by ALL, and the timelines and budget therefor.

c. Fees	ALL’s activities under the Development Plan will be funded by GenMark, including reimbursement of ALL’s direct costs and indirect costs for such activities, which costs shall be consistent with ALL’s auditable, DCAA approved rate structure.

7. Component Supply	Following execution of the Definitive Agreements:

•    Subject to agreed to terms regarding the continuity and quality of supply, ALL shall be the exclusive supplier of the components of consumable Licensed Products that incorporate ALL’s proprietary electro-wetting technology. The price of each component of a consumable Licensed Product supplied over a given period will equal to the sum of [***].

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

The price of the each component of a consumable Licensed Product supplied by ALL shall be subject to volume-based caps to be negotiated and based on the benchmarking of comparable raw material and labor costs at such volumes.

8. IP Ownership	Following execution of the Definitive Agreements:

Collaboration Inventions shall be treated as follows: (i) ALL shall, subject to the rights and licenses granted to GenMark, solely own all ALL Inventions; (ii) GenMark shall solely own all GenMark Inventions; and (iii) all inventions, other than ALL Inventions and GenMark Inventions shall be jointly owned by the parties.

GenMark Inventions are those Collaboration Inventions that relate solely to Electrochemical Detection and Collaboration Inventions that are apparatus that relate solely to Electrochemical Detection.

ALL Inventions are those Collaboration Inventions that relate solely to digital microfluidics (to be defined).

9. Other Terms

The Definitive Agreements will include other customary terms and conditions contained in similar agreements of the type. These will include, for example, diligence requirements, co-branding of products, confidentiality, auditing rights, representations and warranties, dispute resolution, and termination.

10. Binding Nature

ALL and GenMark shall enter into one or more agreements reflecting the terms and conditions set forth in this Heads of Agreement and other terms mutually agreeable to the parties (“Definitive Agreements”). ALL and GenMark agree to negotiate diligently and in good faith to prepare and execute such Definitive Agreements as soon as practicable. Pending execution of the Definitive Agreements, this Heads of Agreement shall be deemed a legally binding obligation of the parties hereto. Upon termination of this Heads of Agreement as provided for in Section 11 (Effective Date), all provisions of this Heads of Agreement will be null and void, and except for the provisions of Section 15 (Confidentiality), no provision of this Heads of Agreement shall survive expiration or termination.

11. Effective Date

This Heads of Agreement shall commence on the Effective Date (as defined below), and shall terminate upon the earlier of:

(A)     execution by the parties of the Definitive Agreements;

(B)     agreement by the parties in writing; or

(C)     failure to obtain [***] written consent for ALL to enter into the Definitive Agreements prior to the expiration of the Negotiation Period (as defined below).

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

12. Representations & Warranties

Each party hereby represents and warrants that, as of the Effective Date, it has the full right and authority, and has obtained all approvals, permits or consents necessary, to enter into this Heads of Agreement, and to perform all of its obligations hereunder.

ALL has not, prior to the date hereof, entered into and shall not, following the date hereof and prior to the expiration of this Heads of Agreement, enter into any agreement and has not granted any now existing, or agreed to grant any future, license, right or privilege which agreement, license, right or privilege conflicts in any way with this Heads of Agreement, the rights and licenses granted to GenMark hereunder, or ALL’s obligations hereunder.

Notwithstanding the terms of this Section 12, GenMark acknowledges that it will be necessary for ALL to obtain written consent from [***] prior to completion of the Definitive Agreements. ALL represents and warrants that is will use its best efforts to obtain any and all consents from [***] required to enter into the Definitive Agreements within thirty (30) days of the Effective Date.

13. Miscellaneous

This Heads of Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. This Heads of Agreement may be executed in one or more counterparts, each of which shall constitute one and the same Agreement. For purposes of executing this agreement, a facsimile copy of this Heads of Agreement, including the signature pages, will be deemed an original. This Heads of Agreement has been prepared jointly and no rule of strict construction shall be applied against either party. In this Heads of Agreement, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation.” The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Heads of Agreement.

14. Arbitration

If, despite the diligent and good faith efforts of the parties, for a period of at least one hundred eighty (180) days from the Effective Date (“Negotiation Period”), the parties are unable to prepare and execute the Definitive Agreements reflecting the terms and conditions set forth in this Heads of Agreement, then either party may submit the matter to final and binding arbitration under the auspices of the American Arbitration Association (“AAA”). Unless otherwise agreed to by the parties, any such arbitration shall be conducted in San Diego, California pursuant to the then-current commercial arbitration rules of the AAA, as modified herein. Such arbitration shall be conducted in the English language. The arbitration tribunal shall consist of a single arbitrator who is an independent expert in worldwide business development in the diagnostics industry, mutually acceptable to the parties. If the parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the San Diego office of the AAA.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

Any such arbitration hereunder shall be a “baseball” type arbitration. Accordingly, notwithstanding the commercial arbitration rules of the AAA, each party shall provide to the arbitrator, and the other party, its proposed version of the Definitive Agreements. Each party may submit a revised version of its proposed Definitive Agreements to the arbitrator and the other party within thirty (30) days after receiving the other party’s initial proposal. If so requested by the arbitrator, each party shall make oral submissions to the arbitrator based on such party’s proposal; provided that other party shall have the right to be present during any such oral submissions. The arbitrator shall select one party’s proposed Definitive Agreements as his or her decision, and shall not have the authority to render any substantive decision other than to select the proposal submitted by either GenMark or ALL (as initially submitted, or as revised in accordance with the foregoing, as applicable). The parties shall use diligent efforts to complete any arbitration within sixty (60) days following a request by a party for such arbitration.

The administrative charges, arbitrator’s fees, and related expenses of any arbitration shall be shared equally by the parties, but each party shall be responsible for its own expenses in connection with such arbitration (including its own attorneys’ fees).

The decision of the arbitrator shall be the binding remedy between the parties regarding the dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement.

Pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any arbitration, either party may seek appropriate interim or provisional relief from any court of competent jurisdiction as necessary to protect the rights or property of that party.

15. Confidentiality

During the course of this Heads of Agreement, the parties may receive from each other information which is proprietary and confidential to the party disclosing such information. Such information, as well as the existence of and terms of this Heads of Agreement, shall be deemed “Proprietary Information” as that term is used in the Mutual Confidentiality Agreement between the parties and effective June 30, 2010 (“Mutual CDA”), and shall be subject to the terms and provisions of the Mutual CDA. Further, the Purpose of the Mutual CDA is hereby amended to include the exchange of information relevant to the this Heads of Agreement, negotiation of the Definitive Agreements, and the business relationships contemplated thereby.

* * * * *

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION OF GENMARK AND ADVANCED LIQUID LOGIC, INC.

IN WITNESS WHEREOF, the parties have caused this Heads of Agreement to be executed by their duly authorized representatives as of this 30th day of March, 2012 (“Effective Date”).

Clinical Micro Sensors, Inc.

By:	/s/ Hany Massarany

Name:	Hany Massarany

Title:	President and CEO

Advanced Liquid Logic, Inc.

By:	/s/ Richard M. West

Name:	Richard M. West

Title:	President and CEO